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                                                                   EXHIBIT 10.18

                             SUBSCRIPTION AGREEMENT

THIS AGREEMENT made this 9th day of April, Two Thousand and Three between Sterlite Industries (India) Ltd), a Company within the meaning of the Companies Act, 1956 and having its Registered Office at B-10/4, Waluj MIDC Industrial Area, Dist Aurangabad - Maharashtra PIN- 431133 (hereinafter referred to as "The Company" which expression shall unless it be repugnant to the subject or context thereof, include its successors and assigns) of THE FIRST PART.

                                       AND

LIFE INSURANCE CORPORATION OF INDIA, a Corporation established under the Life Insurance Corporation Act, 1956 (XXXI of 1956) and having its Central Office at "YOGAKSHEMA", Jeevan Bima Marg, Mumbai 400 021 (hereinafter referred to as "LIC"
- which expression shall, unless it be repugnant to the subject or context thereof include its successors and assigns) of the SECOND PART.

                                   ARTICLE - I

1.1. Wherever used in this Agreement, unless the context otherwise requires the following terms shall have the following meanings:

a) "Act" means Companies Act, 1956 (1 of 1956) and includes any statutory modifications thereto or any re-enactment thereof.

b)   "Debentures" means:-

     Tranch A - 40 Secured Redeemable Non Convertible Debentures of the face value of Rs. One crore each aggregating Rs. 40 Crores.

     Tranch B - 60 Secured Redeemable Non Convertible Debenture of the face value of Rs. One crore each aggregating Rs. 60 Crores

c) "Debenture holders" means LIC or the holders of the Debentures for the time being deriving their title to the Debentures.

d) "Debenture Trustees" means acting as the Trustees for the time being for the holders of the Debentures.

e) "Gsec" rate means interest rates on Government Securities for corresponding maturities under Public Debt Act, 1944.

                                  ARTICLE - II

2.1 COMPANY'S REQUEST FOR FINANCIAL ASSISTANCE

     The Company has approached LIC for financial assistance to augment long term resources of the Company for General Corporate Purpose including reduction of short term debt and LIC has agreed to advance financial assistance in the form of subscription to Non-Convertible Privately Placed Debentures as mentioned above hereinafter referred to as "The Debentures". In case the Company fails for any reason to utilise the proceeds of the


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Debentures for the said purpose(s), LIC will be entitled to rescind / avoid the contract on that ground and to call back the money, if any, paid towards subscription of the said Debentures.

2.2 DEBENTURE SHALL RANK PARI PASSU

     The Company shall ensure that the Debentures shall rank pari passu inter se to all intents and purposes without any preference or priority of one over the other.

2.3 TRUSTEES FOR DEBENTURE HOLDERS

     At the request of the Company, M/s Western India Trustee & Executor Co. Ltd., having its Registered Office at 218, Pratapganj Peth, Satara- 415 001 and having its office at 161/C, 16th Floor, Mittal Court, Nariman Point, Mumbai - 400 021 has agreed to act as the Trustees for the Debentureholders (hereinafter referred to as "The Trustees") in respect of the Debentures agreed to be subscribed hereunder.

                                  ARTICLE - III

                   AGREEMENT AND TERMS OF ISSUE OF DEBENTURES

3.1 AMOUNT OF DEBENTURES TO BE ISSUED

     The Company agrees to issue to LIC on private placement basis and LIC agrees to subscribe to the Company's proposed issue of Debentures of the nominal value of Rs. 100 Crores (Rupees One Hundred Crores only) on the terms and conditions herein set forth and to the extent mentioned hereinbefore and subsequently the company will make the allotment of said Debentures.

3.2 INTEREST ON DEBENTURES OUTSTANDING

     The Company shall until the Debentures are redeemed or paid off pay to the Debenture holders interest on the said Debentures respectively or such part thereof as shall remain unpaid for the time being at the rate of interest giving differential yield of 190 basis points over the Gsec rate of corresponding maturity, Gsec determined two working days before the disbursement / reset date and shall be payable annually from the drawdown date.

     The interest / all other dues will be payable at the Registered Offices at Mumbai of the Debenture Holders.

     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED that all interest which shall accrue on the Debentures outstanding or any part thereof and for the time being remaining unpaid and all other monies which have become payable under these presents shall in case the same be not paid on the dates on which they accrued due, carry compound interest at the same rate over and above the rates of interest aforementioned computed from the respective dates of such interest or monies accruing due and all such interests and further interests which have become payable under these presents but not paid shall become payable upon the footing of the compound interest with rests taken or made quarterly on the respective dates provided and all such compound interest shall be a charge secured by the Debentures.

     PROVIDED HOWEVER, in the event of any default in the redemption of Debentures or in the payment of interest amount, the Company shall pay to the Holders of the Debentures, further interest at the rate of 2 (two) percent per annum as and by way of liquidated damages for the period of default on the amount of such defaulted instalment of redemption or of interest, upon the footing of compound interest as aforesaid and all such compound interest shall be a charge secured by the Debentures.


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     ADDITIONAL INTEREST

     The company has the provision to create security for the said debentures within a period of 3 months from the date of allotment / disbursement. If the Company fails to create security within this period, it shall pay additional interest at the rate of 2% p. a. payable annually (along with the above interest payment) on the outstanding amount of the Debentures from the expiry of three months from the date of allotment till the creation of security to the satisfaction of Debenture Holders.

3.3 RIGHT TO REVIEW THE RATE OF INTEREST

     The Company agrees and undertakes that the Debenture Holder(s) shall have a right to review the rate of interest after every three years as per the terms, i.e., 190 basis points over the annualized Gsec rate of corresponding maturity. The Company shall pay interest on the Debentures at the rate that may be stipulated by the Debenture Holder(s) as a result of such review. The Company also agrees and undertakes to obtain all necessary consents from the concerned authorities in accordance with the then prevailing rules and regulations and to sign all deeds and documents that may be required in this regard and to endorse the revised interest rates on the Debenture Certificate as and when communicated by the Debenture Holder(s).

3.4 COMPUTATION OF INTEREST AND OTHER CHARGES

     In all cases in which it shall be necessary to compute the amount of interest or any other charges which shall have accrued under this Agreement for even periods of 3 months such computation shall be made on an annual basis. In all other cases, such computation shall be on a daily basis using a 365 days factor.

3.5 TERMS OF SUBSCRIPTION

     The Company agrees that on LIC making an application for Rs. 100 Crores (Rupees One hundred crores only) face value of Debentures, their commitment to subscribe to the proposed Debentures will be deemed to have been fully discharged and the Company shall issue such allotment letter as may be deemed necessary.

3.6 MODE OF SUBSCRIPTION

     The payment to be made by LIC to the Company under or in terms of this Agreement shall be by crossed account payee cheque(s) favoring the Company drawn on LIC's Bankers in Mumbai and such payments shall begin to accrue as and from the date of the cheque(s).

3.7 REPAYMENT

     The Company agrees and undertakes to redeem the Debentures at the end of seven years for Tranch A and at the end of ten years for Tranch B from the date of allotment.

The Debenture Holders may at the request of the Company in suitable circumstances and also in the absolute discretion of the Debenture Holders, subject to the Statutory Guidelines as may be applicable for the purpose, revise / postpone the redemption of the Debentures or any part thereof outstanding for the time being or any instalments of redemption of the said debentures or any part thereof upon such terms and conditions as may be decided.

If for any reason the amount of the Debentures finally subscribed for by the Debenture Holders is less than the amount of the Debentures agreed to be subscribed, the instalment(s) of redemption will be reduced proportionately but will however be payable on the due date as specified.

3.8 PREMATURE REPAYMENT

     The Company shall have no right to redeem the outstanding Debentures in full or in part before the end of 3 years from the date of allotment of Debentures. In case the Debenture Holders agree to accept premature repayment which shall, however, be entirely at the sole discretion of the Debenture Holders, the acceptance shall be subject to such




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terms and conditions including payment of premium, if any, as may be stipulated by the Debenture Holders in this behalf. In case the Company intends to redeem the Debentures after 3 years from the date of allotment of Debentures, prior notice of 3 months to the Corporation shall be given subject to such terms and conditions including payment of premium, if any, as may be stipulated by the Debenture Holders in this behalf.

3.9 DEBENTURE CERTIFICATE

     The Company shall issue Debenture Certificate/s to the Debenture Holder/s after making necessary compliance to the provisions of Section 113 (1) of The Companies Act, 1956 read with the Companies (Issue of Share Certificate) Rules 1960. The Company shall arrange to issue this certificate in demat form.

3.10 APPROPRIATION OF PAYMENTS

     Unless otherwise agreed to by the Debentureholders, any payments by the Company under the said Subscription Agreement / Trustee Agreement and / or other documents executed for the subscription to Debentures and creation of security therefore shall be appropriated in the following manner, viz.,

(i)  First, towards commitment fees;

(ii) Secondly, towards costs, charges and expenses and other monies and also the remuneration payable by the Company to the Debenture Trustees;

(iii) Thirdly, towards further interest in case of default and compound interest;

(iv) Fourthly, towards interest; and

(v) Lastly, towords redemption of principal amount of the Debentures due and payable by the Company to Debentureholders.

                                  ARTICLE - IV

                                    SECURITY

4.1 SECURITY FOR THE DEBENTURES

     The Debentures together with interest, costs, and all other monies, expenses, as also fees payable to the Debentures Trustees shall be secured by;

[a] (i) Equitable Mortgage by deposit / release and re-deposit of Title Deeds or by extension to cover the immovable properties of the Company including plant and machinery, spares, tools and accessories, both present and future, which shall be kept adequately insured on the basis of replacement cost; and

     (ii) A first charge by way of hypothecation of all the movable properties of the Company - both present and future - (save and except book debts) subject to prior charges created / to be created in favour of all the Company's bankers on its stocks of raw materials, finished and semi finished goods, consumable stores for securing borrowings for working capital requirements.

                                       OR

[a] (i) A Legal / English Mortgage over all the immovable properties of the Company - wherever situated - including plant and machinery, spares, tools and accessories, both present and future, which shall be kept adequately insured on the basis of replacement cost; and

     (ii) A floating charge on all the other movable assets of the Company subject to prior charges, if any, created in favour of all the Company's bankers for securing borrowings for working capital requirements.


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RANKING

The above mortgage and charges shall rank pari passu with the charges created / to be created in respect of the existing loans / term borrowings / Debentures as per Schedule I attached.

     EXCLUSIONS:

     The mortgage / charges as mentioned above shall not include / extend to, as a First Mortgage or Charge, to the specified assets described in Schedule - II hereto. However, as soon as the subsisting charge(s) on the assets specified in the said Schedule are satisfied by the Company, such of those assets shall automatically become part and parcel of the properties charged / conveyed, by way of a First Charge to the Debenture Holders / Agents & Trustees.

4.2 EXECUTION OF DOCUMENTS AND CREATION OF SECURITY

     The Company shall execute all relevant documents and create security for the said Debentures as stated above within a period of 3 months from the date of allotment / disbursement.

     In case the Company fails to create security as mentioned above, additional interest at the rate of 2% (two per cent) p.a. payable annually (along with coupon) shall be payable from the date of allotment of NCD till the date of creation of security on the outstanding amount of Debentures till such creation of security and issue of the Debentures Certificates to the satisfaction of the Debenture Holders.

     In case the Company fails to create the security even after the expiry of 12 months from the date of allotment, the Company shall, within 21 days thereafter, convene the meeting of the Debenture Holders to explain the reasons for the delay in creation of the security and indicate the date by which the security would be created.

4.3 The Company shall at all time maintain a minimum security cover of 1.25 times of its net fixed assets over all the long term loans and / or Debentures outstanding including the Debentures issued to the Debenture Holder/s and any other borrowings which may have a charge over the fixed assets of the Company, besides the assets having exclusive charge, if any.

     The revaluation of assets would not be taken into account for determining the minimum security cover as above.

4.4. If the Trustees and the Debenture Holders are of the opinion that at any time during the subsistence of this Agreement the security provided by the Company has become inadequate to cover the Debentures then outstanding, the Company shall provide and furnish to the Trustees to their satisfaction such additional security as may be acceptable to the Trustees to cover such deficiency.

4.5 ACQUISITION OF ADDITIONAL IMMOVABLE PROPERTIES

     So long as any moneys remain due and outstanding to the Debenture Holders, the Company undertakes to notify the Debenture Holders / Trustees in writing of all its acquisitions of immovable properties and as soon as practicable thereafter shall make out a marketable title to the Trustees by way of first charge in such form and manner as may be decided by the Trustees / Debenture Holders in case the security cover falls below the minimum stipulated ratio.


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4.6 CLEARANCES

     In case any of the Company's assets are charged in favour of the financial institution(s) / bank(s) / other lender(s), the Company shall furnish a suitable No Objection Letter from such lender(s) agreeing to cede pari-passu charge to secure the Debentures.

4.7 CHANGE IN SECURITY

     Any changes in the manner of creation of security or details of documentation for the said Debentures shall be only with the prior written approval of the Debenture Holders.

4.8 FURTHER BORROWINGS

     The Company shall be entitled to make further issue of Debentures and / or raise loans or raise further funds from time to time from such persons / banks / financial institutions or bodies corporate or any other agency. However, until the Debentures are fully redeemed, the Company shall not create any mortgage or charges on any of the aforesaid property or assets without obtaining prior written approval of the Debenture Holders/Trustees of the debentures.

                                   ARTICLE - V

                              COMPANY'S WARRANTIES

5.1 Save and except to the extent already disclosed in writing by the Company to LIC the Company hereby warrants and undertakes as follows:-

A)   APPLICATION FOR FINANCIAL ASSISTANCE

     The application to LIC for financial assistance for the aforesaid purposes and the information furnished by the Company to LIC from time to time, is true and correct and shall be deemed to form part of the representations and warranties on the basis of which LIC has agreed to subscribe to the privately placed debentures.

B)   CHARGES AND ENCUMBRANCES

     Except as disclosed in the application for financial assistance to LIC, there are no mortgages, charges, lispendens or liens or other encumbrances or any rights of way, light or water or other easements or right of support on the whole or any part of the undertaking, property or assets.

C)   LITIGATION

     The Company is not a party to any litigation of a material character and that the Company is not aware of any facts likely to give rise to such litigation or to material claims against the company.

D)   DISCLOSURE OF FACTS

     The Company shall disclose all facts relating to its properties.

E)   DISCLOSURE OF DEFECTS IN PROPERTY ETC.

     The Company is not aware of any document, judgment or legal process or other charges or any latent or patent defects affecting the title of the property or of any material defects in the property of in its title which has remained undisclosed and / or which may prejudicial affect the Debenture Holders.

F)   PUBLIC SCHEMES AFFECTING COMPANY'S PROPERTIES

     None of the properties is included in or affected by any of the schemes of Central / State Government or of the improvement trust or any other public body or by alignment, widening of construction of road under any scheme of the Central / State Government or of any Corporation, Municipal Committee, Gram Panchayat, etc.


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     INFRINGEMENT OF LOCAL LAWS

     No suit is pending in the Magistrate's Court or in any other court of law in respect of the properties offered as security to the Debenture Holders nor has the Company been served with any notice for infringing the provisions of the Municipal Act or any Act relating to local bodies or Gram Panchayat or with any other process under any of these Acts.

G)   DUE PAYMENT OF PUBLIC AND OTHER DEMANDS

     The Company has paid all public demands such as Income Tax, Corporation Tax and all other taxes and revenues and any other statutory dues payable to the Government of India or to the Government of any state or to any local or other authority and that at present no arrears of such taxes, revenues and dues are due and outstanding.

H)   FINANCIAL POSITION

     The Company has furnished an audited balance sheet as at March 31, 2002. The financial position of the Company at the said date is correctly disclosed by the said balance sheet and since that date the financial position of the Company not been affected by losses or other material changes.

I)   ARRANGEMENTS FOR MEETING SHORTFALL

     The Company undertakes to LIC that they shall take the responsibility for making arrangements satisfactory to LIC for meeting shortfall, if any, in the resource of the Company for working capital. The funds brought in to meet the shortfall in the resources of the Company for working capital shall be in such form and manner as may be required by LIC and shall not involve any charge or lien or other interest in the assets of the Company. In the event of such funds being brought in by way of unsecured loans / deposits, they shall not be withdrawn nor shall the Company repay the same without the prior written approval of LIC. The Company shall also not pay any interest on such unsecured loans / deposits if at the time of such payment there is a default in the repayment of Debentures subscribed by LIC and interest due thereon and owing by the Company to LIC under this Agreement.

J)   COMPLIANCE OF PROVISIONS OF COMPANIES ACT IN RELATION TO BORROWINGS

     The Company states and confirm that its borrowing conform to section 293(1)(d) of the Companies Act, 1956 as applicable.

K)   DELIVERY OF BOARD RESOLUTION AUTHORISING EXECUTIONMENTS

     The Company has delivered a certified copy of the resolution of its Board of Directors authorising the execution of this Agreement and also such other documents as the Company may be called upon by LIC to execute for the purpose of creating the security in favour of Trustees as stipulated in Article IV hereof.

L)   CONFLICT WITH MEMORANDUM AND ARTICLES OF ASSOCIATION

     Nothing in this Deed conflicts with the Memorandum and Articles of Association of the Company.

                                  ARTICLE - VI

        CONDITIONS PRECEDENT TO DISBURSEMENT OF THE FINANCIAL ASSISTANCE.

6.1 The obligation of the Debenture holders to subscribe to the Debentures under these presents shall be subject to the observance of and performance by the Company of all its obligations and undertakings to be observed and performed under this Agreement and to the satisfaction, prior to such subscription, of the following further condition:


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A)   SECURITY IN FAVOUR OF THE TRUSTEES

     The Company shall create a security in favour of the Trustees as stipulated in Article - IV hereof to secure the Debentures proposed to be issued to the Debenture Holders.

B)   TITLE

     The Company shall have made out a good and marketable title free from encumbrances to its properties to the satisfaction of the Trustees and Debenture Holders and that there are no subsisting mortgages, charges, or encumbrances thereon and has satisfied that necessary approvals under the Urban Land (Ceiling and Regulation) Act, 1976 have been obtained or will be obtained to the satisfaction of the Debenture holders and / or their advocates.

C)   COMPLIANCE OF PROVISIONS OF COMPANIES ACT IN RELATION TO CREATION OF
     SECURITY

     The Company shall have produced or undertakes to produce the requisite resolution of its General Body in terms of Section 293 (1) (a) of the Companies Act, 1956, where applicable, for creating the mortgage and charge referred to in
Article IV hereof.

     The Company shall, upon notice from the Debenture Holders pay or reimburse to the Debenture Holders all legal charges, costs and expenses in any way incurred by them in connection with or relating to this transaction including cost of investigation of title, searches, travelling allowance, drafting, stamping and registration of the documents.

6.2 OTHER CONDITIONS FOR DISBURSEMENT

     The obligation of LIC to subscribe to the privately placed Debenture of Rs. 100 Crore shall also be subject to the following conditions:

A)   NON-EXISTENCE OF EVENT OF DEFAULT

     The company shall satisfy the Debenture Holders that no event of default as defined in Article IX hereof and no event which, with the lapse of time as specified in the said Article IX would become an event of default shall have happened and be continuing.

B) The Company shall satisfy the Debenture Holders that all consents, approval, etc. as are necessary for the issue of Debentures have been obtained from the appropriate authorities and are effective and in force.

C)   RIGHT TO SEEK MODIFICATION

     The Company shall agree to review the terms and conditions relating to any monetary benefits (on pro rata basis wherever applicable) available to the existing Debenture Holders in case the Central Government announces in future any modification / amendment / revision in the guidelines for the purpose of issue of Debentures by Public Limited Companies.

D)   STATUTORY AND OTHER APPROVALS

     The Company shall obtain the approval of the Government of India or any other prescribed authority in their behalf on the basis of the terms and conditions stipulated herein before the issue of the Debentures is made by the Company, if applicable.

E)   DEBENTURE REDEMPTION RESERVE

     The Company shall create Debenture Redemption Reserve (DRR) out of its profits before distribution of any dividend and transfer to it suitable amounts in accordance with Government guidelines issued from time to time and in force during the currency of the Debentures. The Company shall submit to the Trustees and Financial Institutions a Certificate duly certified by the Auditors certifying that the Company has transferred a suitable sum to DRR at the end of each financial year.


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F)   RIGHT OF DISCLOSURE IN THE EVENT OF DEFAULT

     The company hereby agrees that the Life Insurance Corporation of India shall have an unqualified right to disclose / publish the names of the Company and its directors as defaulters, in the event of the Company committing default in the repayment of instalment of the Debentures or payment of interest on the due dates and to disclose the name of the Company and its directors to the Reserve Bank of India (RBI). The disclosure shall be in such manner and through such medium as the Life Insurance Corporation of India / RBI in their absolute discretion may think fit.

                                  ARTICLE - VII

          COVENANTS AND TERMS OF APPLY DURING THE CURRENCY OF THIS DEED

7.1 PARTICULAR AFFIRMATIVE COVENANTS

     Unless the Debenture Holders shall otherwise agree, the Company shall:

A)   UTILISATION OF PROCEEDS OF THE ISSUE

     Use the proceeds of the issue for the purpose as sanctioned and accordingly the Company shall furnish us a Certificate of Utilisation of the proceeds duly signed by the Auditor. The proceeds of the Debentures shall not be utilised by the Company for the purpose of financing / replenishing funds or acquiring shares/securities of other Companies."

B)   INSURANCE

     (i) Subject to the rights of the Company's banks over the Banker's Goods, insure and keep insured in the joint names of the Debenture Trustees and of the Company or any other person or institution having an insurable interest in the properties of the assets to be mortgaged as are of an insurable nature against loss or damage by fire, flood, earthquake, storm, tempest lighting, explosion and other acts of God and also by riot or other civil commotion or revolution as also by acts of enemies during war or other risks of war or emergency or risk of falling air crafts or such of them including marine risks or such other risks as may be required by the Trustees / Debenture Holders from time to time on the basis of replacement cost in an insurance office or offices and the Company shall duly pay all premia or other sums payable for the purpose and effect renewal of such insurance and deliver, to and leave with Trustees or every such policy or insurance and the receipt for the last premium payable thereunder.

     ii) Agree that, in the event of failure on the part of the Company to insure the properties or to pay the insurance premia or other sums referred to above, the Trustees may, but shall not be obliged to, get the properties insured or pay the insurance premia and other sums referred to above, as the case may be, and the Company shall forthwith on receipt of a notice of demand from the Debentures Trustees reimburse them all sums so paid by them together with interest thereon at the same rate as specified in Section 3.2. hereof in respect of the financial assistance with quarterly rests from the date of payment and until such reimbursement by the Company the same shall be debited to the Company's Loan account and shall stand secured under the security created in terms of Article IV hereof.

C)   ADVERSE CHANGES IN PROFITS AND PRODUCTION

     Promptly inform the Debenture Holders of the happening of any labour strikes, lock-outs, shut-downs, fires or other similar happenings etc. likely to have an adverse effect on Company's or business and of any material changes in the rate of production or sales of the Company with an explanation of the reasons therefore.


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D)   MAINTENANCE OF PROPERTY

     Maintain its property in good condition and will make all necessary repairs, additions and improvements thereto.

E)   NOTICE OF WINDING UP OR OTHER LEGAL PROCESS

     Promptly inform the Debenture Holders if it has notice of any application for winding up having been made or of any statutory notice of winding up under the provisions of the Companies Act, 1956 or any other notice any other Acts or otherwise of any suit or legal process intended to be filed / initiated against the Company and affecting the title to the properties of the Company is received by the Company or a Receiver is appointed of any of its properties or business or undertaking.

F)   LOSS / DAMAGE BY UNCOVERED RISKS

     Promptly inform the Debenture Holders of any loss or damage which the Company may suffer due to any force major circumstances of act of God, such as earthquake, flood, tempest or typhoon, etc. against which he Company may not have insured its properties.

7.2 PROPORTIONATE PRE-PAYMENT ON THE HAPPENING OF CERTAIN EVENTS

     The Company shall not prepay any Debentures / Loans availed of by it from any other party without redeeming the debentures subscribed by Debenture Holder/s pursuant to this agreement. If for any reason, the Company is required to prepay any debentures / loans, it shall make proportionate prepayment of the said debentures pursuant to this agreement as well subject to such conditions as may be stipulated by the Debenture Holder(s).

7.3 CHARGES AND OTHER EXPENSES

     The Company shall pay all costs, including legal costs, charges and expenses in any way incurred by any of the Debenture Holders, including travelling and other allowances and such additional stamp duty, other duties, taxes, charges and other penalties if any when the Company is required to pay according to the laws for the time being in force in the State in which its properties are situated or otherwise and in the event of the Company failing to pay such stamp duty, other duties, taxes and penalties, as aforesaid, the Debenture Holders will be at liberty (but shall not be obliged) to pay the same and the Company shall reimburse the same to Debenture Holders on demand with interest thereon at the same rate as on defaulted instalments in respect of the Debentures specified in clause 3.2 hereof with quarterly rests from the date of payment and until such reimbursement by the Company, the same shall stand secured under the security created in terms of Article IV hereof.

7.4 ALTERATIONS IN MEMORANDUM AND ARTICLES OF ASSOCIATION

     The Company shall of its own accord make such alternations and additions to its Memorandum & Articles of Association as are necessary to make them conform to this Agreement. The Company shall in addition, also carry out whenever called upon by the Debenture Holders to do so, such further alternations and addition to its Memorandum and Articles of Association as may be deemed necessary in the opinion of the Debenture Holders to safeguard its interests.

7.5 NEGATIVE COVENANTS

     Unless the Debenture holders shall otherwise agree, the Company shall not:-

     A)   DIVIDEND

          Declare and / or pay any dividend to any of its shareholders, whether equity or preference, during any financial year unless the Company has paid to the Debenture Holders the instalment of principal, if any, interest, commitment charges, costs, charges and other moneys payable under this agreement up to and during that year or has made provisions satisfactory to the Debenture Holders for making such payment.


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     B)   CHARGES

          Create or permit any charges or lien on any assets of the Company except as provided in Article - IV hereof. For the purpose of this clause, the term 'Lien' shall include mortgages, pledges, shares, privileges and priorities of any kind and the term 'aspects' shall include revenues and property of any kind.

     C)   AMENDMENT OF MEMORANDUM AND THE ARTICLES OF ASSOCIATION

          Amend its Memorandum & Articles of Association or alter its capital structure except as specified herein.

     D)   MERGER, CONSOLIDATION ETC.

          Undertake or permit any merger, consolidation, reorganisation, scheme of arrangements or compromise with its Creditors or shareholders or effect any scheme of amalgamation or reconstruction.

     E)   INVESTMENT BY THE COMPANY

          Make any investment by way of deposits, loans, share capital etc. in any manner except in the ordinary course of business.

     F)   REVALUATION OF ASSETS

          Revalue its assets.

     G)   TRADING ACTIVITY

          Carry on any general trading activity other than the sale of its own product.

7.6  A) LOANS AND DEBENTURES

     The Company shall not except with the prior approval in writing of the Debenture Holders raise any loan secured or unsecured, issue any debentures or accept any deposits from public or otherwise issue any equity or preference capital, change the capital structure, create any charge on its assets or give any guarantee save and except the followings:-

i) Accept deposits from stockists in the normal course of business, and

ii) Accept public deposits subject to the ceiling prescribed under section 58A of the Companies Act and the RBI Guidelines.

iii) Borrowings secured & unsecured in the normal course of business

     B)   PROVIDED HOWEVER, THE COMPANY MAY:

     i)   BANK FACILITIES

          Obtain from Bank(s) unsecured loans, overdraft, cash credit or other facilities in the ordinary course of business.

     ii)  UNSECURED LOANS

          Obtain unsecured loans from the promoters / directors or from other within limits to be approved by the Debenture Holders and at such rate of interest and on such conditions as may be stipulated by the Debenture Holders.

7.7 FUTURE ARRANGEMENT

     i) If an event of default as specified in 9.1 hereof shall have happened the Company shall appoint to the satisfaction of the Debenture Holders the following personnel of proper qualification and experience namely full time Managing Director / Manager as defined in the Companies Act 1956 or Financial Controller. The appointment / reappointment of the said personnel as also the terms and remuneration of such appointment / reappointment or any change in their office or remuneration shall be subject to the prior approval in writing of the Debenture Holders;

     ii) The Company shall satisfy the Debenture Holders that it has appointed / will appoint technical, financial and executive staff of proper qualifications and experience for the key posts;

     iii) The Company shall prepare and furnish to the Debenture Holder an organisation chart showing the name of the senior executives in its employ, their duties and responsibilities, etc. and shall also keep the Debenture Holders informed of the change in the composition of the Board of Directors and of the senior executives and when brought about in organisation.

     iv) In case the Company is not regular or if there is a default in the payment of instalment or interest or if the business of the Company is conducted in a manner opposed to public policy or in the opinion of the Debenture Holders in a manner prejudicial to the interests of the Debenture Holders, the Debenture Holders shall have the right to review the management set up or organisation of the company and to require the Company to restructure the management set up or organisation in a manner considered suitable by the Debenture Holders and the Company shall comply with the same.

7.8 Listing of the Debentures:

The Company shall get the aforesaid debentures listed on the wholesale debt market segment of the National Stock Exchange within three months from the date of allotment.

All expense, costs, charges incurred for the purpose of listing of the Debentures, as also for making the offer for sale of Debentures shall be borne and paid by the Company.

7.9 The Company shall not without prior permission of Debenture holders sanction interest free loan or loans to subsidiary companies or to the companies sanction loan or loans at a rate of interest lower than the rate of interest payable to debenture holders.

                                 ARTICLE - VIII

                                     REPORTS

8.1  i) SUBMISSION OF ANNUAL AUDITED BALANCE SHEETS

          The Company shall submit to LIC within thirty days after the date when they are approved by the Board of Directors of the Company copies of the annual audited balance sheet, and trading and profit and loss Account of the Company.

     ii) NOTICES, CIRCULARS AND MINUTES OF BOARD MEETINGS AND SHAREHOLDERS MEETINGS

          The Company shall submit to LIC and Debenture Trustees copies of all notices, circulars and minutes and proceedings of all the Meetings of the Board of Directors and of Shareholders simultaneously with the issuance thereof to the Directors and shareholders as the case may be.

     iii) LIST OF LARGEST SHAREHOLDERS

          The Company shall submit to LIC and Debenture Trustees within sixty days following the termination of each financial year, a current list according to the records of the Company, of the ten largest shareholders of each class of share capital of the Company and the number of shares held by each.

                                  ARTICLE - IX

                                    REMEDIES

9.1. EVENTS OF DEFAULT

     If one or more of the events specified in this clause (hereinafter called 'events of default') shall have happened, then the Debenture Holders by a notice in writing to the Company may declare all the Debentures outstanding and all accrued interest thereon to be due and upon such declaration the same shall thereupon become due and payable forthwith and the security created in terms of Article - IV hereof shall become enforceable (anything in this Agreement to the contrary notwithstanding):-

     A)   DEFAULT IN REDEMPTION OF DEBENTURES

          Default shall have occurred in the redemption of the Debentures as and when the same shall have become due and payable.

     B)   DEFAULT IN PAYMENT OF INTEREST

          Default shall have been committed by the Company in the payment of any instalment of interest on the Debenture and such default shall have continued for a period of thirty days.

     C)   ARREARS OF INTEREST

          Interest amounting to at least Rs. 500/- shall have been in arrears and unpaid for thirty days after becoming due.

     D)   DEFAULT IN PERFORMANCE OF COVENANTS AND CONDITIONS

          Default shall have accrued in the performance of any other covenants, conditions or agreements on the part of the Company under this Agreement or any other deed between the Company and the Debenture Holders / Trustees and such default shall have continued for a period of thirty days after notice in writing thereof has been given to the Company by the Debenture Holders / Trustees.

     E)   SUPPLY OF MISLEADING INFORMATION

          Any information given by the Company in its application to LIC for financial assistance by way of subscription to privately placed Debentures is found to be misleading or incorrect in any material respect or any warranty referred in hereinbefore is found to be incorrect.

     F)   INABILITY TO PAY DEBTS

          If there is reasonable apprehension that the Company is unable to pay its debts or proceedings for taking it into liquidation either voluntarily or compulsorily may be or have been commenced in respect thereof.

     G)   INADEQUATE INSURANCE

          If the properties and assets offered as security to the Trustees / Debenture Holders for the Debentures are not insured and kept insured by the Company or depreciate in value to such an extent that in the opinion of the Debenture Holders / Trustees further security to the satisfaction of the Debenture Holders / Trustees should be given and such security is not given.

     H)   SALE, DISPOSAL AND REMOVAL OF ASSETS

          If without the prior approval of the Trustees and Debenture Holders any land, buildings, structures, plant and machinery of the Company are sold, disposed of, charged encumbered or alienated or the said buildings, structures, machinery, plant or other equipment are removed, pulled down or demolished.

     I)   PROCEEDINGS AGAINST COMPANY

          The Company shall have voluntarily or involuntarily become the subject of proceedings under bankruptcy or insolvency law.

     J)   INABILITY TO PAY DEBTS ON MATURITY

          The Company is unable or has admitted in writing its inability to pay its debts as they mature.

     K)   LIQUIDATION OR DISSOLUTION OF COMPANY

          The Company has taken or suffered any action to be taken for its reorganisation, liquidation or dissolution.

     L)   APPOINTMENT OF RECEIVER OR LIQUIDATOR

          A receiver or liquidator is appointed or allowed to be appointed of all or any part of the undertaking of the Company.

     M)   ATTACHMENT OR DISTRAINT ON MORTGAGED PROPERTIES

          If an attachment or distraint is levied on the mortgaged properties or any part thereof and / or certificate proceedings are taken or commenced for recovery of any dues from the Company.

9.2 CONSEQUENCES OF DEFAULT

     On the happening of any of the events of default, in addition to the rights specified in Section 8.1 hereof, the Debenture Holders shall have the following further rights; the Debenture Holders shall be entitled to appoint and remove from time to time whole time Directors on the Board of Directors of the Company during the currency of this agreement (such Director/s are hereinafter referred to as 'the whole-time Nominee Director/s'). The Company procure an undertaking from such persons as may be specified by the Debenture Holders to the effect that they shall support where necessary the appointment of whole-time nominee Director/s at meetings of the Board and of the shareholders. Such whole-time Nominee Director/s shall exercise such powers and duties as may be approved by the Debenture Holders and have such rights as are usually exercised by or are available to a whole-time Director, in the management of the affairs of the Company. Such whole-time nominee Director/s shall not be required to hold qualification shares, nor be liable to retire by rotation and shall be entitled to receive such remuneration, fees, commission and monies as may be approved by the Debenture Holders. Such Whole-time Nominee Director/s shall have the right to receive notices and attend all general meetings and Board Meetings or any Committee(s) of the Company of which they are members.

     Any expenses that may be incurred by the Debenture Holders or such Whole-time Nominee Director/s in connection with their appointment or Directorship shall be paid or reimbursed by the Company to the Debenture Holders or as the case may be, to such Whole-time Nominee Director.

9.3 APPOINTMENT OF NOMINEE DIRECTOR

     On behalf of the Debenture Holders, only in the event of default, Debenture Trustee shall have a right to appoint a Debenture Director on the Board of Directors of the Company (hereinafter referred to as 'the Debenture Director'). The right to appoint the Debenture Director shall be exercised by the Debenture trustees as per the statutory guidelines as may be applicable for the purpose in consultation with the participating Debenture Holders.

     In case of default in payment of interest/principal on the due date(s) each of the Institutional Debenture Holders shall have a right to appoint a Nominee Director on the Board of Directors of the Company.

     The Nominee Director appointed pursuant to above Clauses shall not be liable to retire by rotation nor shall be required to hold any qualification shares. The Company shall take steps to amend its Articles of Association, if necessary.

9.4 APPOINTMENT OF CHARTERED ACCOUNTANTS

     The Company agrees that the Debenture Holders shall have the right to appoint, whenever they consider necessary, any Chartered Accountant / Cost Accountant or firm of Chartered Accountants (hereinafter referred to as 'The Auditors') for carrying out any specific assignment/s to examine the financial and / or cost accounting systems and procedures adopted by the Company for the working of its undertaking or concurrent / internal auditors. Such Auditor/s shall give their reports to each of the Debenture Holders. The Company shall give full cooperation and provide the necessary assistance to the Auditor/s or firm so appointed by the Debenture Holders in carrying out his / their examination. The costs, charges and expenses including professional fees and travelling and other expenses for such examination shall be payable by the Company and shall on demand be reimbursed to them by the Company together with interest thereon at the same rate as on defaulted instalments in respect of Debentures specified in Clause 3.2 hereof with quarterly rests from the date of payment and until such reimbursement the same shall be secured under the security created in terms of Articles thereof.

9.5 DISSOLUTION

     If the Company shall be voluntarily or involuntarily dissolved or become bankrupt or insolvent or in the happenings of any of the events of default, the principal of and all accrued interest on the Debentures shall thereupon become due and payable forthwith (anything in this Agreement to the contrary notwithstanding).

9.6 NOTICE TO EACH OF THE DEBENTURE HOLDERS ON DEFAULT

     If any event of default or any event which, after the notice, or lapse of time, or both would constitute an event of default shall have happened, the Company shall forthwith give the Debenture Holders notice thereof in writing, specifying the nature of such event of default or of such event.

9.7 EXPENSES OF PRESERVATION OF ASSETS OF THE COMPANY & OF COLLECTION

     All costs incurred by the Debenture holders after an event of default has occurred, in connection with:

     i) Preservation of the assets of the undertaking of the Company (whether then or thereafter existing); or

     ii) Collection of amounts due under this Agreement, shall stand secured under the security created in terms of Article IV hereof.

                                   ARTICLE - X

                    CANCELLATION, SUSPENSION AND TERMINATION

10.1 SUSPENSION

     LIC may suspend its financial assistance to the Company at any time with respect to its subscription to Debentures without assigning any reasons thereof on the happening of the following:

A)   NON COMPLIANCE OF TERMS AND CONDITIONS

     Upon failure by the Company to carry out all or any of the terms included in this Agreement or on the happening of any event of default referred to in Article - IX hereinbefore.

B)   EXTRA ORDINARY SITUATION

     If any extra ordinary situation shall make it improbable that the Company would be able to perform its obligations under this Agreement.

C)   ASSIGNMENT OR TRANSFER OF PROPERTIES TO RECEIVER, ASSIGNEE, ETC.

     If the Company shall take or permit to be taken any action or proceedings whereby any of its properties shall or may be assigned or, in any manner, transferred or delivered to any receiver, assignee, liquidator or other person whether appointed by the Company or by any Court of Law whereby such property shall or may be distributed among the creditors of the Company or the Company suffers any charge to be created over its properties in any legal proceedings.

D)   CHANGE IN COMPANY'S SET UP

     If any change in the Company's set up has taken place which in the opinion of the Debenture Holders (which will be final and binding on the Company), would adversely affect the conduct of the Company's business or the financial position of the efficiency of the Company's management and / or personnel.

                                   ARTICLE XI

                                   INSPECTION

As from the date of the said Deed and so long as any Debentures remain outstanding, the Company shall permit the Debenture Holders and their authorised representatives to carry out technical and legal inspections both during the construction and operation periods of the Project and to inspect all records, registers and accounts of the Company. Any such representatives of the said Debenture Holders shall have free access at all reasonable times to any part of the Company's factory and to its records, registers and accounts and to all schedules, cost, estimates, plans and specifications relative to the plant and shall receive full co-operation and assistance from the employees of the Company. The cost of such inspection shall be borne and paid by the Company on demand and until payment the same shall carry interest at the same rate as on defaulted instalments in respect of the Debentures specified in Clauses 3.2 hereof with quarterly rests and shall stand secured under the security created in terms of Article - IV hereof.

                                   ARTICLE XII

                                     WAIVER

12.1 WAIVER NOT TO IMPAIR THE RIGHTS OF THE DEBENTURE HOLDERS

     No delay in exercising, or omission to exercise any right, power or remedy accruing to the Debenture Holders upon any default under this Agreement, Mortgage Deed or any other agreement or document shall impair any such right, power of remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of the Debenture Holders in respect of any default or any acquiescence by it in any default affect or impair any right, power or remedy of the Debenture Holders in respect of any other default.

                                  ARTICLE XIII

13.  AGREEMENT TO BECOME EFFECTIVE FROM THE DATE OF EXECUTION

     The Agreement shall become binding on the Company and Debenture Holders on and from the date of this Agreement first above written. It shall be in force till all the debentures proposed to be issued have been issued, allotted and redeemed in full.

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1 PLACE AND MODE OF PAYMENT BY COMPANY

     All monies due and payable by the Company to the Debenture Holders under or in terms of this agreement shall be paid by cheque or bank draft drawn on a scheduled bank at Mumbai or at such places as may be specified by the Debenture Holders. Credit for all payment by cheque/bank draft will be given only on realisation thereof by the respective Debenture Holders or on the due dates to which the payment relates, whichever is later.

14.2 SERVICE OF NOTICE

     Any notice or request required or permitted to be given or made under this Agreement to the Debenture Holders or to the Company shall be in writing. Such notice or request shall be deemed to have been duly given or made when it shall be delivered by hand, registered post or telegram to the party to which it is required or permitted to be given or made at such party's designated address.

14.3 GUIDELINES

     The Company shall abide by and comply with the guidelines issued by the Government of India in respect of the issue of Debentures by public limited companies and such other guidelines as may be issued by the Government of India or any prescribed authority in their behalf from time to time.

14.4 HEADINGS

     The Headings of the Articles and Sections and the table of contents, margins and footnotes are inserted for convenience of reference only and not deem to affect the construction of the provisions of this agreement.

14.5 SAVINGS CLAUSE

     A) In the event of complete collapse or dislocation of the business on the Financial markets of our country due to war, insurrection, or any other serious or sustained political or industrial disturbance, sustained political or industrial disturbance, or if the whole present basis of the Stock Exchange prices in our country should undergo a substantial change through the occurance of some catastrophe or similar even prior to the subscription of the said Debentures, the Corporation shall have the exclusive option of terminating the commitment / offer under this letter even if the above terms have been accepted by the company and/or Advance Subscription has been granted by the Corporation. On exercising such options, the Corporation shall be free from all the obligations arising out of the commitment and the company shall immediately thereupon refund the advance subscription (if any) together with interest thereon to the Corporation.

     B) TERMS STIPULATED BY THE OTHER PARTICIPATING FINANCIAL INSTITUTIONS.

          In case any of the Debenture Holder(s) impose any special condition(s) not included herein, or in case any of the terms offered by the Company to the other Debenture Holder(s) is more favourable to them than the terms on which LIC has agreed to subscribe to the said Debentures, such of those conditions as may be considered appropriate by LIC shall apply to the said Debentures subscribed / to be subscribed by LIC as if the Company had agreed to them with LIC.

     C) This document may be read in conjunction with the Trustees Agreement and Letter of Sanction and it is specifically agreed between the Debenture Holders and the Company that in case of any repugnancy, inconsistency or where there is any conflict between the conditions as are stipulated in the Subscription Agreement and the Trustee Agreement, the provisions as contained in the Subscription Agreement and Letter of Sanction shall prevail and override the provisions of the Trustee Agreement.

IN WITNESS WHEREOF The Parties have caused this Agreement to be executed on the day, month and year first above written.

The Common Seal of Sterlite Industries
(I) Ltd has been affixed, pursuant to             /s/  Lalit Singhvi
the Resolutions passed at the Meetings
of the Board of Directors of the Company
held on 29.01.2003 in the presence of             /s/  Deepak Harlalkar
Shri Lalit Singhvi & Shri Deepak
Harlalkar of the Company who have, in
token thereof, affixed their respective
signatures hereto.

The Common Seal of LIFE INSURANCE
CORPORATION OF INDIA was hereunto
affixed in the presence of Shri N. Mohan          /s/  Mohan Raj
Raj its Secretary (Investments) who has
set his own signature hereto in token of
the Seal having been affixed.

                                  SCHEDULE - I
                  (Forming part of the Subscription Agreement)

                          CHARGES RANKING PARRI PASSU
                    (Referred to in Article IV, Clause 4.1)


                                                                               TOTAL PRINCIPAL AMOUNT
NAME OF HOLDER OF SECURITY                       SECURITY                     OF INDEBTEDNESS SECURED
--------------------------                       --------                     -----------------------
                                                                               (RUPEES, IN MILLIONS)
United Bank of India (as       Pari Passu First charge on the immovable
Trustee) for non convertible   properties of the Borrower [Illegible] &
debentures:                    Silvassa in the form of a joint mortgage by
                               deposit of title deeds by the Borrower in
                               favour of United Bank of India, as
                               trustee.
Series II                                                                              470.0
Series III                                                                             400.0
Series V                                                                                50.0
Series VIII                                                                            500.0
Series IX                                                                              250.0
                                                                                      ------
                                                                                      1670.0
                                                                                      ------

ICICI Bank Limited (formerly   Pari passu charge and mortgage on the                    53.1
known as ICICI Limited)        immovable properties of the Borrower at
                               Lonawala, [Illegible] & Silvassa by the
                               Borrower in favour of ICICI Bank Limited and
                               hypothecation of all movable assets
                               except debts, both present and future,
                               subject to prior charge in favour of the
                               Borrower's bankers, by the Borrower in
                               favour of ICICI Bank Limited.

ICICI Bank Limited (formerly   Pari passu first charge on the immovable               3950.0
known as ICICI Limited),       properties of the Borrower at [Illegible] &           (US$81 Mn)
against guarantee assistance   Silvassa in the form of a joint mortgage by
for US$81,000,000 FRN with     deposit of title deeds by the Borrower in
applicable interest.           favour of ICICI Bank Limited.

The Western India Trustee      Pari passu first charge on the immovable               1015.0
And Executor Co. Ltd.          properties of the Borrower at [Illegible] &
(subsidiary of the United      Silvassa in the form of a joint mortgage by
Western Bank Limited).         deposit of title deeds by the Borrower
                               in favour of The Western India Trustee And
For Non-Convertible            Executor Co. Ltd.
Debentures

Development Bank of            Pari passu first charge on the immovable               2423.0
Singapore                      properties of the Borrower at [Illegible] &         (US$19.65 Mn &
                               Silvassa in the form of a joint mortgage by          JPY3570 Mn)
For ECB                        deposit of title deeds by the Borrower in
                               favour of Development Bank of Singapore

Union Bank of India            Pari passu first charge on the immovable               1207.0
                               properties of the Borrower at [Illegible] &           (US$25 Mn)
For FCNR(B)                    Silvassa in the form of a joint mortgage by
                               deposit of title deeds by the Borrower in
                               favour of Union Bank of India.